Exhibit 99.1

FINAL:  For Immediate Release

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE FOURTH
QUARTER AND TWELVE MONTHS ENDED DECEMBER 31, 2012

BETHESDA, MD - April 10, 2013 – RLJ Entertainment Inc., (NASDAQ: RLJE), today reported results for the fourth quarter1 and pro forma financial information for the twelve months ended December 31, 2012.  RLJ Entertainment is a leading creator, owner and distributor of media content across digital, broadcast and physical platforms, which leverages its branding expertise, access to content and direct to consumer skills to optimize the value of its programs for distinct audiences.  RLJ Entertainment was formed in October 2012 through the business combination of RLJ Acquisition, Inc., Image Entertainment, Inc. and Acorn Media Group, Inc.

RLJ Entertainment is focused on driving growth through the development of interest-based lifestyle entertainment services for targeted audiences in niche genres including British drama and mystery, stand-up comedy, fitness, faith and urban by using new technologies to deliver that content to consumers.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “During the year, we made substantial progress integrating two very compelling entertainment businesses and establishing a solid platform and distribution strategy to offer exciting new entertainment content to loyal and passionate audiences.  We remain focused on optimizing the exploitation of content across all platforms with specific focus on subscription models tailored to distinct consumer interests.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented, “While our results in 2012 did not meet our expectations, they are not representative of what we believe is the future potential of the company.  We are pleased with the progress we have made to capitalize on the financial and operational synergies associated with combining Acorn and Image.  To date, we have realized $6.2 million in pro forma costs synergies and expect to achieve additional synergies in 2013.

“We have also worked diligently to maximize the value of our content across a variety of distribution platforms.  We believe we have a very strong pipeline of releases scheduled for 2013, and our direct to consumer digital channel, Acorn TV saw a significant increase in subscribers over the course of the year.  Acorn TV is a terrific blueprint for how we will develop and monetize additional niche channels, which we believe will be a strong growth engine for our business going forward.”

1 References to Q4 or fourth quarter for U.S. GAAP numbers represent the combined company results for the period October 3 to December 31, 2012.

Fourth Quarter and Fiscal 2012 Results

The company is presenting financial information for the fourth quarter 2012 and pro forma financial information for fiscal year end periods due to the closing of the business combination among RLJ Entertainment, Image Entertainment and Acorn Media on October 2, 2012.

For the fourth quarter ended December 31, 2012, RLJ Entertainment reported net revenue of $59.5 million.  For the fiscal year ended December 31, 2012, RLJ Entertainment pro forma net revenue was $181.0 million, in line with previously disclosed estimates. Revenue results for the fourth quarter and pro forma full year ended December 31, 2012 were primarily attributable to higher legacy Acorn Media revenues in the wholesale and direct to consumer businesses and strong merchandise offerings offset by lower revenues at legacy Image Entertainment due to a smaller slate of film releases in 2012 versus 2011.

Net income for the fourth quarter ended December 31, 2012 totaled $1.7 million. For the full year 2012, pro forma net loss totaled $20.7 million.

EBITDA totaled $11.2 million for the fourth quarter ended December 31, 2012. EBITDA results for the fourth quarter were driven by increased infrastructure savings and lower manufacturing costs.  For the full year 2012, pro forma adjusted EBITDA, including integration savings, was $28.4 million, in line with previously disclosed estimates, and which includes approximately $6.2 million in savings as a result of the previously announced business combination.  Pro forma adjusted EBITDA, not including the savings from the previously announced business combination, was approximately $22.3 million.  The pro forma adjusted EBITDA results for the full year 2012 were driven by lower net revenues and, to a lesser extent, higher bad debt expense related to the HMV bankruptcy filing in the UK in January, 2013.

Business Outlook

Miguel Penella, Chief Executive Officer of RLJ Entertainment, concluded, “We are in the early stages of building a business that we believe will capitalize on the significant transformation that is taking place in the video content industry.  The integration of Acorn and Image is just the first step in creating an enterprise that delivers unique and interest-specific content to targeted audiences via traditional as well as new digital distribution channels.  In addition to leveraging our extensive experience establishing niche brands and genre categories, our operating plan is sharply focused on continuing to acquire and distribute content across multiple platforms, opportunistically acquiring both distribution and content rights for programs that can effectively be monetized, and developing proprietary digital channels that can evolve into strong media brands.

“Given the scope of work necessary to scale and grow the business, as well as the investment necessary to ensure future success, we believe it is appropriate to provide the investment community revenue and EBITDA margin target ranges that reflect our expectations for the business in the near to mid-term.  Over the next two years, we expect to achieve average annual revenue growth of approximately 10 percent and expect to deliver EBITDA margins on average of approximately 10 to 15 percent over that same time period.  EBITDA margins will have some variability from quarter to quarter given our investment strategy.  We are committed to achieving these financial objectives, which in combination with our growth plans should put us in a good position to generate significant value for our shareholders in the years ahead.”

This financial guidance is based on information available to management as of April 10, 2013.  RLJ Entertainment expressly disclaims any duty to update this guidance.

About RLJ Entertainment

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent licensee and distributor of entertainment content and programming in North America, the United Kingdom and Australia with over 5,300 exclusive titles.  RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (stand-up comedy, feature films), One Village (urban), Acacia (fitness), Slingshot (faith), Athena (educational), Criterion (art films) and Madacy (gift sets).  These titles are distributed in multiple formats including DVD, Blu-Ray, digital download, digital streaming, broadcast television (including satellite and cable), theatrical and non-theatrical.

Via its majority-owned subsidiary Agatha Christie Limited (“ACL”), RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot.  And through its direct-to-consumer business, RLJE has direct contacts and billing relationships with millions of consumers.

RLJE leverages its management experience to acquire, distribute, and monetize existing and original content for its many distribution channels, including its nascent branded digital subscription channels, and engages distinct audiences with programming that appeals directly to their unique viewing interests.  RLJE has proprietary e-commerce web sites for the Acorn and Acacia brands, and owns the recently launched Acorn TV digital subscription service.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, EBITDA, performance, strategies, prospects and other aspects of the business of RLJ Entertainment is based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) RLJ Entertainment’s ability to integrate the businesses of Image Entertainment, Inc. and Acorn Media Group, Inc.; (2) the inability of RLJ Entertainment to fully realize the anticipated benefits of the business combination with Image Entertainment, Inc. and Acorn Media Group, Inc. or such benefits taking longer to realize than expected; (3) the ability of RLJ Entertainment’s officers and directors to generate a number of potential investment opportunities; (4) RLJ Entertainment’s ability to maintain relationships with customers, employees, suppliers and lessors; (5) the loss of key personnel; (6) delays in the release of new titles or other content; (7) the effects of disruptions in RLJ Entertainment’s supply chain; (8) the limited liquidity and trading of RLJ Entertainment’s public securities; (9) RLJ Entertainment’s financial performance, including the ability of RLJ Entertainment to achieve revenue growth and EBITDA margins or realize synergies; (10) the possibility that RLJ Entertainment  may be adversely affected by other economic, business, and/or competitive factors; (11) the need for additional capital and the availability of financing; (12) technological changes; (13) pricing and availability of products and services; (14) demand for RLJ Entertainment’s products and services; (15) the ability to leverage and monetize content; and (16) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ Entertainment.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sloane & Company
Josh Hochberg, 212-446-1892
Jhochberg@sloanepr.com

or

Erica Bartsch, 212-446-1875
ebartsch@sloanepr.com

Traci Otey Blunt, 240-744-7858
The RLJ Companies
press@rljcompanies.com
# # #

RLJ ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2012 and 2011

ASSETS

	Successor	Predecessor
(In thousands)	December 31, 2012	December 31, 2011
Cash and cash equivalents	$4,739	$1,625
Accounts receivable, net of reserve for returns, allowances and provision for doubtful accounts of $11,435 – 2012 $2,423 – 2011	24,611	14,836
Inventories, net	23,029	8,237
Investment in film and television programs	89,797	25,593
Property, equipment and improvements, net	1,800	845
Equity investment in ACL	25,449	—
Other intangible assets	23,883	398
Goodwill	47,382	—
Prepaid expenses and other assets	1,938	1,169
Total assets	$242,628	$52,703

RLJ ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS, CONTINUED

December 31, 2012 and 2011

LIABILITIES AND STOCKHOLDERS' EQUITY

	Successor	Predecessor
(In thousands, except share data)	December 31, 2012	December 31, 2011
Accounts payable	$18,968	$4,809
Bank overdraft	477	2,016
Accrued liabilities	11,145	6,641
Accrued royalties and distribution fees	32,658	9,327
Deferred revenue	4,339	—
Revolving credit facility	7,551	83
Senior term notes, less debt discount	51,225	—
Subordinated notes payable and other debt	23,547	—
Deferred tax liability	350	—
Stock warrant liability	4,324	—
Total liabilities	154,584	22,876
Commitments and Contingencies (Note 13)
Stockholders' equity:
Successor – common stock, $0.001 par value, 250 million shares authorized, 13,377,546 shares issued and outstanding at December 31, 2012	13	—
Predecessor – common stock, $0.01 par value, 10 million shares authorized, 1,023,466 shares issued and outstanding at December 31, 2011	—	10
Additional paid-in capital	86,133	4,451
Stockholders’ notes receivable	—	(684)
Retained earnings	1,743	26,295
Accumulated other comprehensive gain (loss)	155	(421)
Non-controlling interests	—	759
Treasury stock, 50,933 shares, at cost	—	(583)
Net stockholders’ equity	88,044	29,827
Total liabilities and stockholders’ equity	$242,628	$52,703

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Periods Ended December 31, 2012, October 2, 2012, and the Year Ended December 31, 2011

	Successor	Predecessor	Predecessor
(In thousands, except per share data)	October 3, to December 31, 2012	January 1, to October 2, 2012	Year Ended December 31, 2011
NET REVENUES	$59,529	$57,830	$83,712
COST OF SALES	40,096	31,819	40,695
Gross profit	19,433	26,011	43,017
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Selling expenses	9,096	11,149	18,826
General and administrative expenses	7,480	9,993	14,040
Transaction costs	—	10,183	1,114
Total selling, general and administrative expenses	16,576	31,325	33,980
INCOME (LOSS) FROM OPERATIONS	2,857	(5,314)	9,037
OTHER INCOME (EXPENSE):
Interest in ACL’s net income	695	983	—
Interest expense	(2,002)	(847)	(72)
Interest income	—	—	55
Other income (expense)	852	118	(69)
Total other income (expense)	(455)	254	(86)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	2,402	(5,060)	8,951
PROVISION FOR INCOME TAXES	659	203	843
NET INCOME (LOSS)	1,743	(5,263)	8,108
Net income attributable to non-controlling interests	—	(43)	(265)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$1,743	$(5,306)	$7,843
NET INCOME (LOSS) PER SHARE – UNRESTRICTED COMMON STOCK:
Basic	$0.13	$(5.19)	$7.67
Diluted	$0.13	$(5.19)	$7.60
RESTRICTED COMMON STOCK:
Basic	$0.13	$—	$—
Diluted	$0.13	$—	$—

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Periods Ended December 31, 2012, October 2, 2012, and the Year Ended December 31, 2011

	Successor	Predecessor	Predecessor
(In thousands)	October 3, to December 31, 2012	January 1, to October 2, 2012	Year Ended December 31, 2011
NET INCOME (LOSS):
Net income (loss)	$1,743	$(5,263)	$8,108
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	155	308	(96)
TOTAL COMPREHENSIVE INCOME (LOSS)	1,898	(4,955)	8,012
LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS:
Share of net (income) loss	—	(43)	(265)
Share of foreign currency translation (gain) loss	—	(37)	11
Comprehensive income attributable to noncontrolling interest	—	(80)	(254)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,898	$(5,035)	$7,758

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Periods Ended December 31, 2012, October 2, 2012, and the Year Ended December 31, 2011

	Common Stock
(In thousands)	Shares	Par Value	Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Non- controlling Interests	Total Stockholders’ Equity
Balance at January 1, 2011	1,023	$10	$4,451	$(978)	$24,628	$(336)	$(583)	$617	$27,809
Repayments on Stockholders’ Note Receivable				294	—	—	—	—	294
Net income	—	—	—	—	7,843	—	—	265	8,108
Foreign Currency Translation	—	—	—	—	—	(85)	—	(11)	(96)
Stockholders’ Distributions	—	—	—	—	(6,176)	—	—	(112)	(6,288)
Balance at January 1, 2012	1,023	10	4,451	(684)	26,295	(421)	(583)	759	29,827
Options Exercised	23	—	1,285	(1,285)	—	—	—	—	—
Stock-based compensation	—	—	499	—	—	—	—	—	499
Net income (loss)	—	—	—	—	(5,306)	—	—	43	(5,263)
Foreign Currency Translation	—	—	—	—	—	271	—	37	308
Stockholders’ Distributions	—	—	—	—	(4,879)	—	—	(265)	(5,144)
Balance at October 2, 2012	1,046	$10	$6,235	$(1,969)	$16,110	$(150)	$(583)	$574	$20,227

Balance at October 3, 2012	9,994	$10	$50,113	$—	$——	$—	$—	$—	$50,123
Purchase consideration:
Image common stock	2,714	3	21,220	—	—	—	—	—	21,223
Acorn Media common stock	1,575	1	11,879	—	—	—	—	—	11,880
Sponsor common stock cancelled	(1,268)	(1)	1	—	—	—	—	—	—
Sponsor warrants cancelled	—	—	713	—	—	—	—	—	713
Issuance of unregistered common stock for services	325	—	2,158	—	—	—	—	—	2,158
Issuance of restricted common stock for services	38	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	49	—	—	—	—	—	49
Foreign Currency Translation	—	—	—	—	—	155	—	—	155
Net income	—	—	—	—	1,743	—	—	—	1,743
Balance at December 31, 2012	13,378	$13	$86,133	$—	$1,743	$155	$—	$—	$88,044

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Periods Ended December 31, 2012, October 2, 2012, and the Year Ended December 31, 2011

	Successor	Predecessor	Predecessor
(In thousands)	October 3, to December 31, 2012	January 1, to October 2, 2012	Year Ended December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,743	$(5,263)	$8,108
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest in ACL net income	(695)	(983)	—
Amortization of film and television programs	5,178	2,392	2,953
Depreciation and other amortization	1,571	400	525
Noncash interest expense	260	—	—
Provision for lower of cost or market inventory	—	—	79
Provision for deferred taxes	174	177	—
Provision (recoveries) for doubtful accounts	391	304	(302)
Accelerated amortization and fair value write-down of investments in film and television programs	73	2,035	524
Change in fair value of warrant liability and other derivatives	(622)	(5)	(24)
Stock-based compensation expense	49	499	—
Changes in assets and liabilities associated with operating activities:
Accounts receivable	(7,886)	2,800	1,614
Inventories	(1,124)	(151)	(1,583)
Investment in film and television programs	(3,779)	(11,857)	(4,089)
Prepaid expenses and other assets	505	(1,137)	230
Accounts payable, accrued royalties, fees and liabilities	(6,847)	5,533	651
Deferred revenue	1,127	—	—
Net cash provided by (used in) operating activities	(9,882)	(5,256)	8,686
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(759)	(505)	(36)
Acquisition of ACL	—	(21,871)	—
Dividends received from ACL	—	2,682	—
Acquisition of Image and Acorn Media, net of cash acquired of $3,569	(95,347)	—	—
Net cash used in investing activities	$(96,106)	$(19,694)	$(36)

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

For the Periods Ended December 31, 2012, October 2, 2012, and the Year Ended December 31, 2011

	Successor	Predecessor	Predecessor
(In thousands)	October 3, to December 31, 2012	January 1, to October 2, 2012	Year Ended December 31, 2011
CASH FLOWS FROM FINANCING ACTIVITIES:
Investment by RLJA	$63,825	$—	$—
Borrowings under revolving credit facility	26,051	3,340	83
Repayments of borrowings under revolving credit facility	(32,304)	—	(2,475)
Proceeds from debt	53,944	18,000	—
Repayments of debt	(1,000)	(675)	—
Proceeds from issuance of shareholder subordinated debt	—	2,700	—
Proceeds from issuance of subordinated notes payable and other debt	—	6,811	—
Dividends paid to noncontrolling interest	—	(265)	(112)
Stockholder distributions	—	(4,879)	(6,176)
Repayment of stockholders’ notes receivable	—	—	294
Net cash provided by (used in) financing activities	110,516	25,032	(8,386)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	211	(198)	(231)
INCREASE (DECREASE) IN CASH:	4,739	(116)	33
Cash at beginning of period	—	1,625	1,592
Cash at end of period	$4,739	$1,509	$1,625

Unaudited pro forma financial information reflects the operating results of RLJ Entertainment as if Image Entertainment and Acorn Media were acquired as of the periods indicated.  These combined results are not necessarily indicative of the results that may have been achieved had the combined companies been combined as of such dates or periods, or of RLJ Entertainment’s future operating results.

Management believes EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures as presented may not be comparable to similarly-titled measures presented by other companies.

RLJ Entertainment
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

		Pro Forma
	Q4 2012	FY 2012

Net Income (Loss) to Common	$1,743	$(20,679)

Preferred dividends and noncontrolling Interest	-	-
Amortization of film and TV programs (1)	5,178	13,318
Depreciation and other amortization	1,571	5,689
Interest expense, net	2,002	7,752
Income tax provision	659	705

EBITDA	$11,153	$6,785

Equity earnings and dividends (2)	(695)	(2,013)
ACL EBITDA (3)	929	4,157
Amortization of product development (4)	(646)	(5,033)
Severance	248	488
Stock based compensation (5)	49	1,539
Customer conversion costs (6)	-	1,012
Warrant liability (7)	(622)	(622)
Transaction costs (8)	-	13,073
Senior management compensation savings (9)	-	2,600
One-time international banking / professional fees (10)	275	275

Adjusted EBITDA	$10,691	$22,261

(1) Includes amortization of film library costs and intangible assets arising at the date of the business combination.
(2) Reflects the elimination of ACL equity earnings and dividends included in net income.
(3) Reflects the inclusion of RLJE 64% interest in ACL EBITDA, calculated as (i) 64% of 2012 pro forma full year pre-tax income of $6.36 million plus depreciation / amortization of $0.17 million less interest income of $0.04 million and (ii) 64% of October 3, 2012 to December 31, 2012 per tax income of $1.38 million plus depreciation / amortization of $0.04 million less interest income of $0.03 million.
(4) Amortization of Product Development cost is considered a normal operating business expense and not added back for Adjusted EBITDA or for our banking covenant calculations.
(5) Reflects non-cash stock option costs from terminated Image and Acorn plans in the 2012 pro forma period.
 (6)  Reflects one-time inventory returns processing and handling costs.
(7) Reflects elimination of gain in warrant liability.
(8) Represents Acorn and Image transaction costs, includes (i) retention bonuses of approximately $5.0 million, (ii) investment banking fees of $3.1 million and (iii) legal and professional fees.
(9) Eliminates the compensation paid to Acorn’s Chairman and Vice Chairman in the period January 1, 2012 through October 2, 2012. These positions were eliminated as of October 2, 2012.
(10) Primarily legal fees associated with securing international copyrights and documenting and completing international banking arrangements in UK and Australia.

Reconciliation of adjusted EBITDA to adjusted EBITDA including integration savings:

Management has identified (and previously disclosed) three specific initiatives designed to improve near-term profitability performance, including (i) personnel efficiencies, (ii) manufacturing savings, and (iii) operational savings.  Based on actions taken to date as well as planned initiatives in April 2013, including the announced assumption of Acorn’s replication and supply chain activities by Sony Pictures Home Entertainment, management currently estimates annual savings for such initiatives, if included with actual fourth quarter and pro forma 2012 full year results of operations, as follows:

(In thousands)	Q4 2012	Pro forma FY 2012
Adjusted EBITDA	$10,691	$22,261
Personnel Savings	942	3,773
Manufacturing Savings	325	1,300
Operational Savings	275	1,100
Total adjusted EBITDA including integration savings	$12,233	$28,434